Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121077 on Form S-3 of our report dated November 20, 2024, relating to the financial statements of Spire Alabama Inc. appearing in this Annual Report on Form 10-K of Spire Alabama Inc. for the year ended September 30, 2024.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

November 20, 2024